Exhibit 10.2

Agreement

Drawn up and signed in Tel Aviv on July 10, 2007

– Between –

Ampal Industries Inc.
An American company registered in the State of Delaware,
Represented by its authorized signatories, Ms Irit Iluz and Mr. Yoram Firon
Whose address is c/o Ampal Israel Ltd, 111 Arlozorov Street, Tel Aviv
Fax: 036080101
(Hereinafter: "the Seller")

As party of the first part;

– And –

1.	Phoenix Holdings Ltd.
(Corporation Number 520017450)
Of 53 Derech Hashalom Street, Tel Aviv
Fax: 03-5734516
Represented by its authorized signatories, Messrs Yaheli Shefi and Ehud Shapira
(Hereinafter: "the Phoenix").

2.	Golden Meybar (2007) Ltd
(Corporation Number 513991380)
Of 38 Hamasger Street, Tel Aviv
Fax: 03-6394114
Represented by its authorized signatories, Yitzhak Meyuchas and Sharon Bar
(Hereinafter: "Golden")
(The Phoenix and Golden, jointly and severally, hereinafter: "the Buyer";
and each thereof "the Individuals of the Buyer").

As party of the second part;
(Hereinafter: “the Parties”);

Whereas	The Seller declares and undertakes vis-à-vis the Buyer that:

A.	It is the sole owner and holder of 100% of the shares of Am-Hal Ltd (“the Company” as defined in this Agreement hereunder), all indirectly by means of subsidiaries that are wholly owned by the Seller, distributed as detailed in this Agreement hereunder; and that

B.	The Seller, by means of the companies in the group, as defined hereunder, operates the sheltered housing facility known as Ad 120 – Rishon Lezion (hereinafter: “the Rishon Lezion Facility”) and that it is a partner in the Hod Hasharon Partnership that operates the sheltered housing facility known as Ad 120 – Hod Hasharon (hereinafter: “the Hod Hasharon Facility”) and that it is a partner in the Ramat Hahayal Partnership, which is the developer for the construction of the sheltered housing facility known as Ad 120 – Ramat Hahayal (hereinafter: “the Ramat Hahayal Facility”).

And whereas	The Buyer is interested in purchasing from the Seller all of the latter’s holdings in the Company and in receiving the transfer of the capital note, all against payment of the consideration that will be paid to the Seller and subject to the remaining terms and provisions detailed hereunder in this Agreement;

And whereas	The Seller is interested in selling all of its holdings to the Buyer and in transferring the capital note to the Buyer subject to receipt of the consideration from the Buyer and subject to the remaining terms and provisions detailed hereunder in this Agreement;

It has therefore been declared, stipulated and agreed between the parties as follows:

1.	Preamble, Appendix and Interpretation

1.1.	The Preamble of this Agreement and any Appendix appended thereto constitute an inseparable part thereof.

1.2.	The section headings are for purposes of convenience only, and neither they nor the drafts that have been exchanged between the Parties shall have any weight in the interpretation of this Agreement. According to the context of the matter, any statement made in the singular shall also be construed as pertaining to the plural and vice versa; and any statement made in the masculine gender shall also be construed as pertaining to the feminine gender and vice versa.

2.	Definitions

        In this Agreement the following terms shall have the meanings appearing alongside them:

2.1.	Phoenix Option -	as defined in Section 4.2.2 hereunder.

2.2.	Ampal 1966 -	Ampal Protected Housing (1966) Ltd (Private Company 510467640).

2.3.	Ampal 1994 -	Ampal Protected Housing (1994) Ltd (Private Company 512072430).

2.4.	Ampal 1998 -	Ampal Protected Housing (1998) Ltd (Private Company 512663675).

2.5.	Ampal Israel -	Ampal Israel Ltd (Public Company 520026220)

2.6.	Ampal Development -	Ampal Development (Israel) Ltd (Public Company 520002387)

2.7.	Bank Hapoalim's Authorization -	Authorization from Bank Hapoalim to transfer control of the Company to the Buyer

2.8.	Bank Hapoalim -	Bank Hapoalim Ltd

2.9.	The Law -	Israeli law or US law respectively, as applicable and in accordance with the context.

2.10.	This Agreement -	This Agreement, including all the appendixes hereto

2.11.	The Company -	Am-Hal Ltd (Private Company 511343717).

2.12.	The Israel Corporation -	The Israel Corporation Ltd (Public Company 520028010).

2.13.	The Determining Date -	The date on which all the suspending conditions have been met, as stated in Section 3 hereunder.

2.14.	The Sold Shares -	25,200 ordinary shares of Ampal 1994, par value NIS 1 each, constituting 100% of the registered, issued and paid-up share capital of Ampal 1994, and 35,700 ordinary shares of Ampal 1998, par value NIS 1 each, constituting 100% of the registered, issued and paid-up share capital of Ampal 1998.

2.15.	The Land in Hod Hasharon -	the land in Hod Hasharon known as Block 6446, Parcel 357, on which the Hod Hasharon Facility is located.

2.16.	The Land in Rishon Lezion -	The land in Rishon Lezion known as Block 3925, Parcel 600, on which the Rishon Lezion Facility is located.

2.17.	The Land in Ramat Hahayal -	the land in Ramat Hahayal, Tel Aviv, known as Block 6338, Parcel 60, on which the Ramat Hahayal Facility is located.

2.18.	The Partner Parties or The Partner Party -
As applicable, (1) Pertaining to the Hod Hasharon Partnership and to the Hod Hasharon General Partner - the Partner Parties, Pardes Margalit Ltd ("Pardes Margalit") and Shlomo A. Angel Ltd ("Angel"), who are the shareholders in the General Partner - Hod Hasharon and which are also limited partners in the Hod Hasharon Partnership, and (2) Pertaining to the Ramat Hahayal Partnership and to the Ramat Hahayal General Partner - the Partner Party, A. S. Uri Investments and Assets (2000) Ltd ("Uri"), which is a shareholder in the General Partner - Ramat Hahayal and which is also a limited partner in the Ramat Hahayal Partnership.

2.19.	The Guarantees for the Company's Customers -	Guarantees that the Seller and/or the Israel Corporation and/or Ampal Development and/or H. L. Management has signed as appendixes to the deposit track agreements of some of the Company's customers and that are detailed in the list attached to the Agreement as Appendix 0.

2.20.	The General Partner - Hod Hasharon -	Ad 120 Management Hod Hasharon (1996) Ltd (Private Company 512417387), which is the General Partner in the Hod Hasharon Partnership.

2.21.	The General Partner - Ramat Hahayal -	Ad 120 Ramat Hahayal (Management) Ltd (Private Company 511367286), which is the General Partner in the Ramat Hahayal Partnership.

2.22.	The Partnerships -	The Hod Hasharon Partnership and the Ramat Hahayal Partnership, jointly or severally, respectively and as relevant.

2.23.	The General Partners -	The General Partner - Hod Hasharon and the General Partner - Ramat Hahayal, jointly or severally, respectively and as relevant.

2.24.	The Lien in favor of Ampal Development -	A second degree lien equivalent to the lien in favor of H. L. Management, in favor of Ampal Development, on the Land in Rishon Lezion, as per Deed 33449/1992/0003, and which is intended to guarantee the Company's undertaking to repay to Ampal Development all the loans and/or credit that Ampal Development provided in the Company's favor or for the Company in accordance with the terms of the lien documents.

2.25.	The Lien in favor of H. L. Management -	A second degree lien equivalent to the lien in favor of Ampal Development, in favor of H. L. Management, on the Land in Rishon Lezion, as per Deed 14851/1990/0001, and which is intended to guarantee the Company's undertaking to repay to H. L. Management all the loans and/or credit that H. L. Management provided in the Company's favor or for the Company by virtue of the lien documents.

2.26.	The Suspending Conditions -	As the said term is defined in Section 3.1 hereunder.

2.27.	The Holding Companies -	Ampal 1966, Ampal 1994 and Ampal 1998.

2.28.	The Activity Companies -	The Company, the General Partners and the Partnerships.

2.29.	The Companies in the Group -	The Holding Companies and the Activity Companies.

2.30.	H. L. Management -	H. L. Management and Consulting (1986) Ltd

2.31.	The Company's Customers -	The residents of the sheltered housing facilities in Rishon Lezion and/or Hod Hasharon, as applicable.

2.32.	The Closing Date -	The closing date of the deal that is the object of this contract, which will be at 10:00 on the fifth business day after the Determining Date.

2.33.	The Company's Shares -	All the Company's issued share capital, which stands at 600 ordinary Company shares par value NIS 1.0 each, half of which are held by Ampal 1966 and the other half by Ampal 1994.

2.34.	Free and Clear -	with regard to shares or assets - free and clear of any debt, lien, attachment or other third party right whatsoever, including, but without prejudice to the generality of the aforesaid, purchase options, right of first refusal or right of first opportunity, and trusteeship for others.

2.35.	Third Party -	anyone who is not one of the Parties to this Agreement.

2.36.	The Hod Hasharon Partnership -	Ad 120 Hod Hasharon - Limited Partnership (Partnership Number 550015952).

2.37.	The Ramat Hahayal Partnership -	Ad 120 Ramat Hahayal - Limited Partnership (Partnership Number 5502197455).

2.38.	The Capital Deed -	a capital deed in the sum of $5,734,607 that was given by the Seller to Ampal 98, a copy whereof is attached to this Agreement as Appendix 2.38.

2.39.	The Dollar Rate -	The latest representative rate of the dollar that was published by the Bank of Israel before the date of payment as per this Agreement. If, during a given period, the representative rate of the US dollar is not published, the Dollar Rate on the relevant date will be the arithmetical mean between the highest selling rate at which Bank Hapoalim Ltd (the Main Branch) will sell US dollars to residents of Israel who do not have any special rights or exemptions, and the lowest buying rate at which Bank Hapoalim Ltd (the Main Branch) will buy US dollars from residents of Israel who do not have any special rights or exemptions at that time.

2.40.	The Tile Lawsuit -	The lawsuit - Hod Hasharon Partnership versus A. Epstein and Sons (1995) Ltd et al, at the Tel Aviv District Court (Civil Case 2028/04) in connection with falling tiles at the Hod Hasharon Facility.

2.41.	The Tenants Lawsuit -	A lawsuit that was filed by some of the Company's Customers against the Hod Hasharon Partnership, the Company and others, inter alia in connection with its intention of selling the Sold Shares to Mishan, at the Tel Aviv District Court (Civil Case 1450/07).

2.42.	The Countersuit -	The countersuit that was filed by the Seller et al against the Plaintiffs in the Tenants Lawsuit.

3.	Suspending Conditions

3.1.	The performance of the deal that is the object of this Agreement is contingent on the fulfillment of all the conditions detailed hereunder, cumulatively (“the Suspending Conditions”):

3.1.1.	Obtaining authorization from the Antitrust Commissioner as per the Antitrust Law, 5748-1988 (hereinafter: “the Commissioner”) for the Parties to contract as per this Agreement (hereinafter: “the Commissioner’s Authorization”).

It is clarified that should the Commissioner make the deal that is the object of this Agreement contingent and/or make the granting of his authorization contingent on obtaining an exemption for binding arrangements and/or not grant an exemption from obtaining authorization for binding arrangements and/or make his approval of the Merger contingent on other conditions (hereinafter: “the Commissioner’s terms”), the Parties shall perceive the conditions in this Section as a condition that is met only if the Parties have agreed, in advance and in writing, that the Suspending Condition that is the object of this Section was met in accordance with the Commissioner’s Conditions. It is clarified that each Party will be permitted, at its exclusive discretion, to accept or reject the Commissioner’s Conditions, and each Party will inform the other of same within 7 days from the date of the answer from the Commissioner.

3.1.2.	Obtaining authorization from Bank Hapoalim, subject to the foregoing in Section 7.2 hereunder.

3.2.	Should the Determining Date not take place within 90 days from the date of signing of this Agreement (hereinafter: “the First Performance Date”), or by the first extension date (as defined hereunder), if it was extended or the additional extension date (as defined hereunder), if it was extended (or on a later date as shall be agreed upon in writing between the Parties), this Agreement will not enter into effect at all and will be null and void and neither of the Parties will have any contention and/or claim and/or demand vis-à-vis the other Party in respect of the Agreement and/or in respect of the failure thereof to enter into effect as stated, unless the Suspending Condition was not fulfilled if either of the Parties breached his undertaking as stated in Section 3.3 hereunder, and the Seller returns to each of the Individuals of the Buyer half of the advance, as defined in Section (10.2), which was transferred thereby in accordance with its dollar value, within 15 days from the date upon which it becomes apparent that this Agreement is not entering into effect and that it is null and void as aforesaid, and to the bank account whose details are given to the Seller by each of the Individuals of the Buyer as stated. Notwithstanding the aforesaid, should any of the conditions enumerated in Section 3.1 above not be fulfilled by the first date for performance, because the Commissioner’s Authorization has not yet been given or because of clarifications at the office of the Commissioner (for example, if the authorization is given on conditions that either of the Parties did not agree to), or for any other reason whatsoever, which is not a breach of this Agreement, the first date for performance will be extended by an additional 60 days (above and hereinafter: “the First Extension Date”) and moreover, each Party will be permitted to inform the other Party in writing, once and once only, of an additional extension of an additional 30 days from the First Extension Date (above and hereinafter: “the Additional Extension Date”).

3.3.	Each of the Parties, as relevant, undertakes to cooperate with the other Party and to do his best and to do all that is reasonably required in order to fulfill the Suspending Conditions, on the earliest possible date, after the signing of this Agreement.

4.	The Seller’s Representations and Declarations

The Seller hereby declares, undertakes and affirms vis-à-vis the Buyer that all the representations and undertakings hereunder are correct and complete as at the date of signing the of this Agreement and as at the Closing Date (subject to the foregoing in Section 4.16.1 hereunder):

4.1.	The Seller and the Holding Companies

4.1.1.	Xs is a private company registered in the State of Delaware, USA. As detailed hereunder, the Seller is the sole and exclusive owner, directly or indirectly, of the Holding Companies and of the Company.

4.1.2.	Ampal 1994 is a private company registered in Israel whose number is 512072430.

4.1.3.	Ampal 1998 is a private company registered in Israel whose number is 512663675.

4.1.4.	Ampal 1966 is a private company registered in Israel whose number is 510467640.

4.1.5.	Ampal 1994, Ampal 1998 and Ampal 1966 serve as holding companies exclusively, solely for the purpose of holding all the shares in the Company as described in this Agreement and they have no business activity and/or undertakings whatsoever and/or any debts whatsoever and/or any assets whatsoever, apart from their holdings in the Company and apart from that which is described in the audited financial statements hereunder (included in Appendix (4.9.1) to this Agreement).

4.1.6.	As at the date of signing of this Agreement the Seller is the sole and exclusive owner of 2,000 ordinary shares, par value NIS 1 each, in Ampal 1994, constituting 100% of the issued and paid-up capital of Ampal 1994; up to the Closing Date Ampal 1994 will allocate the entire balance of its registered share capital to the Seller in such a manner that after the allocation as stated and as at the Closing Date the Seller will be the exclusive holder of 25,200 ordinary shares par value NIS 1 each in Ampal 1994, constituting 100% of registered, issued and paid-up capital of Ampal 1994. All the Seller’s shares in Ampal 1994 are Free and Clear and have been paid up in full. Apart from the aforesaid no person and no body whatsoever, either directly or indirectly, has any shares and/or rights whatsoever in Ampal 1994, including any right to purchase and/or receive by way of allocation shares and/or rights in Ampal 1994 and/or any security or other right that is exercisable and/or convertible, either directly or indirectly, into shares and rights in Ampal 1994.

4.1.7.	As at the date of signing of this Agreement the Seller is the sole and exclusive owner of 1,000 ordinary shares, par value NIS 1 each, in Ampal 1998, constituting 100% of the issued and paid-up capital of Ampal 1998; up to the Closing Date Ampal 1998 will allocate the entire balance of its registered share capital to the Seller in such a manner that after the allocation as stated and as at the Closing Date the Seller will be the exclusive holder of 35,700 ordinary shares par value NIS 1 each in Ampal 1998, constituting 100% of registered, issued and paid-up capital of Ampal 1998. All the Seller’s shares in Ampal 1998 are Free and Clear and have been paid up in full. Apart from the aforesaid no person and no body whatsoever, either directly or indirectly, has any shares and/or rights whatsoever in Ampal 1998, including any right to purchase and/or receive by way of allocation shares and/or rights in Ampal 1998 and/or any security or other right that is exercisable and/or convertible, either directly and/or indirectly, into shares and rights in Ampal 1998.

4.1.8.	Ampal 1998 is the sole and exclusive owner of 242,910,000 ordinary shares, par value NIS 0.001 each, in Ampal 1966, constituting 100% of the issued and paid-up capital of Ampal 1996; All the Seller’s shares in Ampal 1996 are Free and Clear and have been paid up in full. Apart from the aforesaid no person and no body whatsoever, either directly or indirectly, has any shares and/or rights whatsoever in Ampal 1966, including any right to purchase and/or receive by way of allocation shares and/or rights in Ampal 1966 and/or any security or other right that is exercisable and/or convertible, either directly and/or indirectly, into shares and rights in Ampal 1966.

4.1.9.	Ampal 1996 is the sole and exclusive owner of 300 ordinary shares, par value NIS 1 each, in the Company, constituting 50% of the Company’s issued and paid-up capital; All of Ampal 1996‘s shares in the Company are Free and Clear and have been paid up in full.

4.1.10.	Ampal 1994 is the sole and exclusive owner of 300 ordinary shares, par value NIS 1 each, in the Company, constituting 50% of the Company’s issued and paid-up capital; All of Ampal 1994‘s shares in the Company are Free and Clear and have been paid up in full.

4.1.11.	All the issued capital of the Companies in the Group (insofar as the Companies are concerned) has been duly issued and is paid up in full.

4.2.	The Company and the Remaining Activity Companies

4.2.1.	The Company is a private company registered in Israel whose number is 511343717.

4.2.2.	In a loan agreement from December 1, 2005 the Company granted the Israel Phoenix Assurance Association Ltd, as it was known at the time (hereinafter: “Phoenix Insurance”) and Hadar Insurance Company Ltd (hereinafter: “Hadar”), in equal parts, an option for the purpose of such a quantity of Company shares that would constitute 19.9% (fully diluted and after the exercise of the option) of the Company’s share capital at the time the option is exercised (hereinafter in this Agreement: “the Phoenix Option”) at an agreed-upon exercise price. The Phoenix Option period is four years beginning on the date of signing of the aforementioned Loan Agreement. Phoenix Insurance and Hadar undertook not to exercise the Phoenix Option for the period up to the Closing Date. This undertaking on the part of Phoenix Insurance and Hadar is attached to this Agreement as Appendix 4.2.2.

4.2.3.	Apart from the foregoing in Sections 4.1.9 and 4.1.10 above and the Phoenix Option no person and no body whatsoever, either directly or indirectly, has any shares and/or rights whatsoever in the Company, including any right to purchase and/or receive by way of allocation shares and/or rights in the Company and/or any security or other right that is exercisable and/or convertible, either directly and/or indirectly, into shares and rights in the Company.

4.2.4.	The Company is the sole and exclusive owner of 8 ordinary shares, par value NIS 1 each, in the General Partner – Hod Hasharon, constituting 80% of the General Partner Hod Hasharon’s issued and paid-up capital; All of the Company’s shares in the General Partner – Hod Hasharon are Free and Clear and have been paid up in full. The remaining 20% of General Partner – Hod Hasharon’s issued and paid-up share capital is held by the Partner Parties, Pardes Margalit and Angel.

4.2.5.	Apart from the aforesaid no person and no body whatsoever has any shares and/or rights whatsoever in the General Partner – Hod Hasharon, including any right to purchase and/or receive by way of allocation shares and/or rights in the General Partner – Hod Hasharon and/or any security or other right that is exercisable and/or convertible, either directly and/or indirectly, into shares and/or rights in the General Partner – Hod Hasharon.

4.2.6.	The Company is a limited partner in the Hod Hasharon Partnership. The Company is a partner with 81.99% of the capital in the Hod Hasharon Partnership and 81.99% of the rights to the profits of the Hod Hasharon Partnership. 0.01% of the capital of the Hod Hasharon Partnership and of the right to profits of the Hod Hasharon Partnership is held by the General Partner – Hod Hasharon. The remaining 18% in the Hod Hasharon Partnership and of the right to share in the profits of the Hod Hasharon Partnership are held by the Partner Parties, Pardes Margalit and Angel.

4.2.7.	Apart from the aforesaid no person and no body whatsoever has any rights whatsoever in the Hod Hasharon Partnership, including any right whatsoever to purchase and/or receive by way of allocation rights in the Hod Hasharon Partnership or any other right that is exercisable and/or convertible, either directly and/or indirectly, into rights in the Hod Hasharon Partnership.

4.2.8.	The Company is the sole and exclusive owner of 75 ordinary shares, par value NIS 1 each, in the General Partner – Ramat Hahayal, constituting 75% of the General Partner Ramat Hahayal’s issued and paid-up capital; All of the Company’s shares in the General Partner – Ramat Hahayal are Free and Clear and have been paid up in full. The remaining 25% of General Partner – Ramat Hahayal’s issued and paid-up share capital is held by the Partner Party, Uri.

4.2.9.	Apart from the aforesaid no person and no body whatsoever has any shares and/or rights whatsoever in the General Partner – Ramat Hahayal, including any right to purchase and/or receive by way of allocation shares and/or rights in the General Partner – Ramat Hahayal and/or any security or other right that is exercisable and/or convertible, either directly and/or indirectly, into shares and/or rights in the General Partner – Ramat Hahayal.

4.2.10.	The Company is a limited partner in the Ramat Hahayal Partnership. The Company is a partner with a 74.975% of the capital in the Ramat Hahayal Partnership and 74.975% of the rights to the profits of the Ramat Hahayal Partnership. 0.1% of the capital of the Ramat Hahayal Partnership and of the right to profits of the Ramat Hahayal Partnership is held by the General Partner – Ramat Hahayal. The remaining 24.925% of Ramat Hahayal Partnership’s capital and the right to share in the profits of the Ramat Hahayal Partnership is held by the Partner Party, Uri.

4.2.11.	Apart from the aforesaid no person and no body whatsoever has any rights whatsoever in the Ramat Hahayal Partnership, including any right whatsoever to purchase and/or receive by way of allocation rights in the Ramat Hahayal Partnership or any other right that is exercisable and/or convertible, either directly and/or indirectly, into rights in the Ramat Hahayal Partnership.

4.2.12.	Apart from the foregoing in Appendix 4.2.12, no body whatsoever has any right or claim (actual or potential) to the right of first refusal or tag-along right in a sale or any other similar right in connection with the sale of the Sold Shares.

4.3.	The Rishon Lezion Facility

4.3.1.	The Company is the holder of the ownership rights in the Land in Rishon Lezion as stated in the Land Registry Extract attached to the Agreement as Appendix 4.3.1. On the Land in Rishon Lezion the Company built the Rishon Lezion Facility, which is operated by the Company. The Company is the sole and exclusive owner of the Land in Rishon Lezion and the Rishon Lezion Facility subject to the rights of the Company’s Customers who reside in the Rishon Lezion Facility in accordance with the agreements that were signed with them, the Rishon Lezion Tenants (as defined hereunder) in accordance with the agreements that were signed with them and the Meuhedet Health fund, in accordance with the agreement that was signed with it.

4.3.2.	Apart from the mortgages and caveats registered in the Land Registry Extract, Appendix 4.3.1, and save as detailed in this Agreement, the Land in Rishon Lezion is Free and Clear.

4.3.3.	Unless and insofar as specified otherwise in Appendix 4.3.3 to this Agreement:

a)	The Seller does not know of any material defect, malfunction or fault (including a concealed fault) in the Rishon Lezion Facility and/or in the systems thereof.

b)	The Seller does not know that construction constituting construction in contraventions of the provisions of any law, including a building deviation, was performed in the Rishon Lezion Facility and/or in any part thereof, or that the Rishon Lezion Facility, including all the parts thereof, is not duly constructed in accordance with the authorizations and permits and that no irregular use was made thereof according to law, and the Seller did not receive any claims of building deviations as stated.

c)	The Seller does not know of any intention to prepare or to alter an urban building plan that applies to the Land in Rishon Lezion, which could adversely alter the Company’s rights in the Land in Rishon Lezion, or compromise them(as the term “compromise” is defined in Section 197 of the Planning and Building Law, 5725-1965).

4.3.4.	On June 7, 1992 an agreement for the management and operation of the Neve Amit Ad 120 – Rishon Lezion Long-Term Care Unit was signed between the Company and the Meuhedet Health Fund (hereinafter: “the Meuhedet Health Fund Agreement”). The Meuhedet Health Fund Agreement and all the appendices thereto are attached to this Agreement as Appendix 4.3.4. The Meuhedet Health Fund Agreement is in full force and effect and has not been cancelled. The Seller does not know of any grounds for the cancellation thereof. The Seller has not received and does not know of the existence (actual or potential) of contentions and/or claims and/or demands on the part of the Meuhedet Health Fund pertaining to the validity of the Meuhedet Health Fund Agreement and/or a failure to uphold any of the terms thereof. The Meuhedet Health Fund’s debt to the Company as at June 30, 2007 stands at around NIS 400,000 and the Seller does not know of any reason whatsoever for that debt not to be repaid to the Company in full.

4.3.5.	The Company rents space in the Rishon Lezion Facility to various service operators (above and hereinafter: “the Rishon Lezion Tenants”). All the agreements with the Rishon Lezion Tenants are detailed in the list attached as Appendix 4.3.5 to this Agreement, true copies thereof were given to the Buyer and they are in effect and have not been cancelled. The Seller does not know of any grounds for the cancellation of any of them. The Seller has not received and does not know of the existence (actual or potential) of contentions and/or claims and/or demands on the part of the Rishon Lezion Tenants pertaining to the validity of the agreements with them and/or a failure to uphold any of the terms thereof.

4.3.6.	Neither the Company nor any party acting on its behalf, directly or indirectly, has given any undertaking to any third party whomsoever, including and without prejudice to the generality of the aforesaid, rights of ownership, leasehold, easement, franchise, and the like, pertaining to any areas whatsoever in the Land in Rishon Lezion, save as detailed explicitly in this Agreement.

4.3.7.	The Company’s Rishon Lezion/2/27/7/1 Ad 120 plan which pertains, inter alia, to the addition of two floors to the building in Rishon Lezion, was submitted to the District Committee and, as at the date of this Agreement, the plan has been deposited for objections. Save as stated otherwise in Appendix 4.3.7 to this Agreement, the Seller does not know that objections against the said plan have been filed, nor does the Seller know of any grounds whatsoever that would prevent it from being accepted.

4.4.	The Hod Hasharon Facility

4.4.1.	In accordance with an agreement from January 14, 1997 for the purchase of the Land in Hod Hasharon from Pardes Margalit and Angel (the Partner Parties), a copy whereof is attached to the Agreement as Appendix 4.4.1 (hereinafter: “the Agreement for the Purchase of the Land in Hod Hasharon”), the Hod Hasharon Partnership is entitled to be registered as the owner of the Land in Hod Hasharon. The Agreement for the Purchase of the Land in Hod Hasharon is in full force and effect and has not been cancelled. The Seller does not know of any grounds for the cancellation thereof. The Seller has not received and, save as is detailed in this Agreement, does not know of the existence (actual or potential) of contentions and/or claims and/or demands on the part of Pardes Margalit and Shlomo Angel that are valid and that pertain to the validity of the Agreement for the Purchase of the Land in Hod Hasharon and/or a failure to uphold any of the terms thereof. The Hod Hasharon Partnership is the sole and exclusive owner of the Land in Hod Hasharon and the Hod Hasharon Facility subject to the rights of the Company’s Customers who reside in the Hod Hasharon Facility in accordance with the agreements that were signed with them and the Hod Hasharon Tenants (as defined hereunder) in accordance with the agreements that were signed with them.

4.4.2.	The Hod Hasharon Partnership has upheld all its undertakings in accordance with the Agreement for the Purchase of the Land in Hod Hasharon, apart from the payment of the balance of the Consideration in the sum of around $1,037,000 (one million and thirty seven thousand United States dollars) (as at March 31, 2007) to the Partner Parties. Apart from making the payment as stated, which has not yet been performed with the consent of the Partner Parties, there is nothing under any law, contract or otherwise, to prevent the completion of the Agreement for the Purchase of the Land in Hod Hasharon, and to register the Land in Hod Hasharon in the name of the Hod Hasharon Partnership.

4.4.3.	Apart from making the payment of the balance to the Partner Parties as stated in Section 4.4.2 above, the full Consideration has been paid and every payment in respect of an in connection with the purchase of the Land in Hod Hasharon has been performed, and the Hod Hasharon Partnership does not owe any sums whatsoever in respect of the purchase of the Land in Hod Hasharon. The Seller does not know of any demand for payment whatsoever in connection with the purchase of the Land in Hod Hasharon.

4.4.4.	Apart from the mortgages and the caveats registered in the Land Registry Extract attached to the Agreement as Appendix 4.4.4 and subject to the foregoing in this Agreement and in the Agreement for the Purchase of the Land in Hod Hasharon, the Land in Hod Hasharon is Free and Clear.

4.4.5.	The Hod Hasharon Facility was built by the Hod Hasharon Partnership on the Land in Hod Hasharon and is operated thereby.

4.4.6.	Unless and insofar as specified otherwise in Appendix 4.4.6 to this Agreement:

A.	The Seller does not know of any material defect, malfunction or fault (including a concealed fault) in the Hod Hasharon Facility and/or in the systems thereof, apart from the matter of the falling marble tile cladding in respect whereof the Tile Lawsuit was filed.

B.	The Company has commenced proceedings for reinforcing all the tile cladding (interior and exterior) in the Hod Hasharon Facility. (“the Renovation Work – Tiles”).

C.	The Seller does not know that construction constituting construction in contraventions of the provisions of any law, including a building deviation, was performed in the Hod Hasharon Facility and/or in any part thereof, or that the Hod Hasharon Facility, including all the parts thereof, is not duly constructed in accordance with the authorizations and permits and that no irregular use was made thereof according to law, and the Seller did not receive any claims of building deviations as stated.

D.	The Seller does not know of any intention to prepare or to alter an urban building plan that applies to the Land in Hod Hasharon, which could adversely alter the Company’s rights in the Land in Hod Hasharon, or compromise them(as the term “compromise” is defined in Section 197 of the Planning and Building Law, 5725-1965).

4.4.7.	The Hod Hasharon Partnership rents space in the Hod Hasharon Facility to various service operators (above and hereinafter: “the Hod Hasharon Tenants”). All the agreements with the Hod Hasharon Tenants are in effect and have not been cancelled. The Seller does not know of any grounds for the cancellation of any of them. The Seller has not received and does not know of the existence (actual or potential) of valid contentions and/or claims and/or demands on the part of the Hod Hasharon Tenants pertaining to the validity of the agreements with them and/or a failure to uphold any of the terms thereof.

4.4.8.	Neither the Hod Hasharon Partnership nor any party acting on its behalf, directly or indirectly, has given any undertaking to any third party whomsoever, including and without prejudice to the generality of the aforesaid, rights of ownership, leasehold, easement, franchise, and the like, pertaining to any areas whatsoever in the Land in Hod Hasharon, save as detailed explicitly in this Agreement and in the Agreement for the Purchase of the Land in Hod Hasharon.

4.4.9.	Under an agreement dated June 18, 2003 between the Company and U. Dori Engineering Work Ltd (hereinafter: “U. Dori”), a copy whereof was given to the Buyer, U. Dori sold its rights and obligations in the Hod Hasharon Partnership and its shares in the General Partner Hod Hasharon to the Company, (such that after the sale the Company holds 80% of the General Partner Hod Hasharon’s issued and paid up share capital and 81.99% of the voting rights in the Hod Hasharon Partnership). The aforesaid agreement is in full force and effect and has not been cancelled. The Seller does not know of any grounds for the cancellation thereof. The Seller has not received and does not know of the existence (actual or potential) of contentions and/or claims and/or demands on the part of the U. Dori pertaining to the validity of the agreement therewith and/or a failure to uphold any of the terms thereof. Apart from an undertaking by the Company to indemnify U. Dori that is included in the aforementioned agreement, and in respect whereof there is no (actual or, to the Seller’s knowledge, potential) grounds for indemnification, the Parties to the aforementioned agreement have upheld and are upholding all their undertakings under the aforementioned agreement.

4.5.	The Purchase of Building Rights in Hod Hasharon

4.5.1.	On November 26, 2002, an agreement was signed between the Hod Hasharon Partnership and Cohen Development Darad Limited Partnership, a true copy whereof has been given to the Buyer, whereby the Hod Hasharon Partnership purchased building rights for a principal area of 350 m(2) which has not yet been utilized and which is adjacent to part of Parcel 356 in Block 6446 in Hod Hasharon (hereinafter: “the Agreement for the Purchase of the Building Rights in Hod Hasharon”).

On May 28, 2007, an additional agreement was signed between the Hod Hasharon Partnership and Cohen Development Darad Limited Partnership, a true copy whereof has been given to the Buyer, whereby the Hod Hasharon Partnership purchased building rights for an area of 200 m2 in Hod Hasharon (hereinafter: “the Second Agreement for the Purchase of the Building Rights in Hod Hasharon”). Both the said agreements in this section will be referred to hereunder as “the Agreement for the Purchase of the Building Rights in Hod Hasharon”).

4.5.2.	The Agreements for the Purchase of the Building Rights in Hod Hasharon are in full force and effect and have not been cancelled. The Seller does not know of any grounds for the cancellation thereof. The Seller has not received and does not know of the existence (actual or potential) of valid contentions and/or claims and/or demands on the part of Cohen Development Darad Limited Partnership pertaining to the validity of the Agreements for the Purchase of the Building Rights in Hod Hasharon and/or a failure to uphold any of the terms thereof.

4.6.	The Land in Ramat Hahayal

4.6.1.	The Ramat Hahayal Partnership owns the rights in the Land in Ramat Hahayal under agreements from April 7, 2005, and addenda thereto from October 5, 2006 and July 4, 2007 attached to this Agreement as Appendix 4.6.1, which are contingent on Suspending Conditions that must be met by the date to be agreed upon from time to time between the Parties and which shall be no later than April 6, 2009, and which have not yet been met. These agreements are in full force and effect and have not been cancelled. The Seller does not know of any grounds for the cancellation of these agreements (subject to the fulfillment or non-fulfillment of the Suspending Conditions therein). The Seller has not received and does not know of the existence (actual or potential) of valid contentions and/or claims and/or demands on the part of any of the Other Parties to the said agreements pertaining to the validity of these agreements and/or a failure to uphold any of the terms thereof.

4.6.2.	The full Consideration has been paid and every payment in respect of an in connection with the purchase of the Land in Ramat Hahayal has been made, and the Ramat Hahayal Partnership does not owe any sums whatsoever in respect of the purchase of the Land in Ramat Hahayal and does not know of any demand for payment whatsoever in connection with the purchase of the Land in Ramat Hahayal, apart from a demand for the payment of a capitalization fee in the sum of around NIS 14,229,000 (plus VAT) (“the Capitalization Fee”) that was recently made by the Israel Land Administration, as a condition for granting its consent for the issuing of a building permit for the Project in Ramat Hahayal and the transfer of the rights from Etz Hazayit Ltd (“Etz Hazayit”) to the Ramat Hahayal Partnership and to Uri, and in connection whereof the Ramat Hahayal Partnership contracted with Etz Hazayit and Uri in the addendum to the said agreement from June 28, 2007, and with Uri in the addendum to the agreement for the partnership in the land from June 28, 2007, and the Company sent Uri the letter dated June 24, 2007 and received the letter from Uri dated June 24, 2007, and the Ramat Hahayal Partnership and Uri submitted, by means of Etz Hazayit, a reservation and counter-assessment vis-à-vis the Israel Land Administration’s assessment (all as detailed in the said documents, true copies whereof are presented in Appendix 4.6.2 to this Agreement).

4.6.3.	Neither the Ramat Hahayal Partnership nor any party acting on its behalf, has given any undertakings to any third party whomsoever, including and without prejudice to the generality of the aforesaid, rights of ownership, leasehold, easement, franchise, and the like, pertaining to any areas whatsoever in the Land in Ramat Hahayal and, save as detailed otherwise in Appendix 4.6.3, the Land in Ramat Hahayal is Free and Clear (and, inter alia, all the Ramat Hahayal Partnership’s rights to guarantee Uri’s undertakings vis-à-vis the bank under the agreement for the partnership in the land have been mortgaged in favor of the First International Bank of Israel).

4.6.4.	Uri (by means of an affiliated contracting company on its behalf – S. G. S.) has begun building the foundation for the Ramat Hahayal Facility on the Land in Ramat Hahayal, inter alia in connection with a contracting agreement between the Partnership and S. G. S., a true copy whereof has been given to the Buyer.

4.7.	Agreement, Lack of Preclusion and Authorizations

4.7.1.	The Seller’s certified organs have approved the Seller’s contracting in this Agreement including all the Appendices thereto, and the fulfillment of all the Seller’s undertakings under this Agreement and, apart from these authorizations and the fulfillment of the Suspending Conditions mentioned in Section 3.1 above, the Seller has no need, including as per the articles of incorporation thereof and under any law and under American law, to obtain any additional authorizations whatsoever for the purpose of its entry into this Agreement and the fulfillment of all its undertakings thereunder. The wording of the decisions by the Seller’s certified organs as aforesaid is attached to this Agreement as Appendix 4.7.1 and signed copies of the said decisions will be attached to this Agreement on the Closing Date.

4.7.2.	The signatures of the signatories of this Agreement on the Seller’s behalf on this Agreement and on any document accompanying this Agreement are binding on the Seller, and this Agreement, including and all the terms thereof, are binding on the Seller for all intents and purposes.

4.7.3.	Apart from Bank Hapoalim’s Authorization and the fulfillment of the remaining the Suspending Conditions, there is no need for the consent and/or authorization of any third party whomsoever, including, but without prejudice to the generality of the aforesaid, of any government authority in Israel or abroad or of any or all of the Partner Parties, for the Seller’s entry into this Agreement and for the fulfillment of all the Seller’s undertakings thereunder, in full and on time.

4.7.4.	The Seller’s entry into this Agreement and the fulfillment of all the Seller’s undertakings thereunder in no way contravene and do not constitute a breach of any law whatsoever (including US law) that applies to the Seller and/or to any of the Companies in the Group and/or of the documents of incorporation of the Seller and/or those of any of the Companies in the Group and/or of an administrative order and/or verdict and/or other decision that applies to the Seller or the provisions of any law or any agreement whatsoever that the Seller and/or any of the Companies in the Group are a party to, and do not require the approval or consent of any third party whomsoever, save those expressly cited in this Agreement. The Seller has not performed and does not know of any act that is liable to foil the fulfillment of this Agreement and there is no legal or contractual or other impediment precluding the fulfillment of all the Seller’s undertakings under this Agreement, in full and on time.

4.7.5.	Since the date of incorporation of the Seller, and of each of the Companies in the Group, they have been duly incorporated and there is no decision or dissolution order or winding-up order or receivership order or any similar order whatsoever, applicable to any thereof and, to the best of the Seller’s knowledge, no person or body has the intention of demanding the dissolution, winding-up or receivership of the Seller and/or of any of the Companies in the Group, and, to the best of the Seller’s knowledge, there is no reason and/or grounds that are liable to cause same.

4.7.6.	True copies of the registration certificates, name change certificates, memoranda and articles of association and/or partnership agreements of each of the above, up-to-date as at the date of signing of this Agreement, are attached to the Agreement and marked as Appendices 4.7.6A – 4.7.6D.

4.8.	Directors and Shareholders

4.8.1.	A complete list of the directors of each of the Members of the Group that is a company (“the Directors”) and of the active contacts of the Partner Parties, is attached as Appendix 4.8.1 to this Agreement.

4.8.2.	The Company’s Board of Directors does not have any committees whatsoever.

4.8.3.	Apart from the agreement with the Partner Parties there is no shareholders agreement, voting agreement or any other agreement or other undertaking in connection with shares and/or rights, the holding thereof, the transfer thereof, restrictions on the transfer thereof, or the use of the rights granted by the power thereof (including the appointment of directors) that the Seller and/or any of the Members of the Group is a party to in all matters pertaining to the Members of the Group, including foundation agreements and/or voting agreements and/or cooperation agreements.

4.9.	Financial Statements

4.9.1.	Appendix 4.9.1 contains true copies of the Company’s audited financial statements, the audited financial statements of Ampal 1966, Ampal 1994 and Ampal 1998 for the years 2004, 2005 and 2006 and the Company’s financial statements as at March 31, 2007 and the audited financial statements of the Ramat Hahayal Partnership as at December 31, 2006 (hereinafter: “the Financial Statements”). The Financial Statements were prepared amid the consistent implementation of the accepted rules of accounting in Israel or the US (US GAAP) and they reflect, properly and in accordance with the accepted rules of accounting in Israel or the US, the corporate status of these companies, their assets and their liabilities, the results of their business activities and the changes in the cash flow and equity capital of each of them for the said years and for the three-month period that ended on March 31, 2007, respectively, as applicable, and they include all the allowance that must be made in accordance with the said rules.

4.9.2.	Since March 31, 2007 no adverse change has occurred in the activity of the Members of the Group, their assets or their liabilities and the Members of the Group are conducting their business during the ordinary course of business, and as was customary at the said companies prior to March 31, 2007, and none of the Members of the Group has assumed any liability outside its normal course of business.

4.9.3.	Save as detailed in Appendix 4.9.3, there is no legal proceeding or quasi-legal proceeding at any court, arbitration or before any judiciary body or quasi-judiciary body, that the Seller (with regard to the activity of the Members of the Group) and/or any of the Members of the Group is party to, there is no verdict or other material ruling by a court of law, arbitrator or judiciary body or quasi-judiciary body whatsoever, that the Seller or any of the Members of the Group is party to that has not been completed in full up to the date of signing of the Agreement.

4.9.4.	Apart from the debt balance in favor of Ampal Israel in the sum of $1,317,841 as at March 31, 2007 (which will be repaid by the Company to Ampal Israel on the Closing Date and on the occasion thereof), none of the Members of the Group has any agreement whatsoever and/or any undertaking whatsoever and/or any debt whatsoever vis-à-vis the Seller and/or interested parties in the Seller and/or officers in the Seller or any party affiliated therewith (excluding, to dispel all doubt, the Activity Companies), and any agreement, undertaking or debt as stated (if and insofar such exist) shall be null and void on the Closing Date.

4.9.5.	On June 30, 2003, the Seller extended a loan in the sum of $5,734,607 to Ampal 98, as per the Capital Note, a copy whereof is attached to this Agreement as Appendix 4.9.5.

4.10.	Guarantees and Credits

4.10.1.	The Holding Companies and the Activity Companies did not furnish any guarantees and/or undertakings to guaranty, apart from as detailed in this Agreement and apart from the guarantees that the Company gave to the Company’s Customers.

4.10.2.	The Seller did not furnish any guarantees and/or undertakings to guaranty the Company’s debts and undertakings apart from as detailed in this Agreement.

4.10.3.	Apart from as detailed in this Appendix 4.10.3 and as detailed in this Agreement, there is no third party that is a guarantor and/or that has undertaken to indemnify others in connection with and/or for any of the Members of the Group.

4.10.4.	There are no loans and/or credits that were extended to Ampal Development or H.L. Management in favor of the Company, apart from the guarantees that were extended by Ampal Israel or, as relevant, H.L. Management or the Israel Corporation to the Company’s Customers.

4.11.	Employees

4.11.1.	Appendix 4.11.1 includes complete details of the identity and salary composition of all of the employees of the Members of the Group, with the monthly remuneration paid to them, including all the benefits in respect whereof and including all the rights to the payment of a bonus, if and insofar as such exist, cost NIS 240,000 per annum in 2006 (in terms of employer’s costs). True copies of all the employment agreements of the said employees, and all the documents related thereto, were give to the Buyer.

4.11.2.	The Members of the Group are not a party to any collective agreements or collective arrangements.

4.11.3.	All the payments, deductions and monetary deposits that the Members of the Group are obligated to perform and/or to pay, as applicable, to the employees of the Group and/or in connection therewith, under any law and/or agreement, in respect of the employment thereof and/or the termination of the employment thereof, for any period of employment thereof, were paid by the relevant Members of the Group and/or were deposited in the appropriate funds and/or were allowed in the Financial Statements.

4.12.	Bank Accounts

Complete details of all the bank accounts of any type and kind whatsoever of the Members of the Group and all the balances thereof, are detailed in Appendix 4.12 to this Agreement. Apart from these bank accounts the Members of the Group do not have any additional bank accounts of any type and kind whatsoever.

4.13.	Insurance

4.13.1.	A list of the insurance policies in the framework of the Company and the Members of the Group are insured is detailed in Appendix 4.13.1 to this Agreement. The aforementioned insurance policies are valid, the premiums have in respect of the aforementioned insurance policies have been paid and are being paid in full and/or allowance in respect whereof are included in the most recent Financial Statements of the Members of the Group.

4.13.2.	The Members of the Group will continue to pay the insurance premiums on time and shall not cancel any of the aforementioned insurance policies, until after the Closing Date of the deal.

4.14.	The Normal Course of Business, the Distribution of a Dividend and the Equity Capital Deficit

4.14.1.	Beginning on March 31, 2007 and until the Closing Date, no actions that deviate from the normal course of business was performed or will be performed at any of the Members of the Group, that were not given expression in this Agreement and no incident whatsoever that altered or is liable to materially and adversely alter the financial situation of any of the Members of the Group, either on its own or in conjunction with other incidents.

4.14.2.	Beginning on March 31, 2007 and until the Closing Date, none of the Members of the Group has announced or distributed, and none of them shall announce or distribute, any dividend whatsoever, and none of them has conducted or will conduct any other distribution whatsoever to the shareholders and/or the partners therein, in which it will transfer monies or any payments whatsoever to them in any other fashion (save in respect of debts in existence on the date of signing of this Agreement, as per the terms thereof on the date of signing of this Agreement). There is no dividend that was announced by any of the Members of the Group and not yet been paid in full to the shareholders and/or the partners.

4.14.3.	Beginning on March 31, 2007 and until the Closing Date, each of the Members of the Group will continue to conduct its business in the normal course of business, and will not assume any material undertaking and will not make any material administrative decision save for the purpose of fulfilling its undertakings under existing agreements.

4.15.	The Company’s Customers

4.15.1.	Up-to-date wordings of the Company’s Customers agreement pertaining to the Hod Hasharon Facility and the Rishon Lezion Facility are attached to this Agreement as Appendix 4.15.1A and 4.15.1B. Save as detailed otherwise in Appendix 4.151.C, the Seller does not know of any material errors, or the granting of any unusual rights to the Company’s Customers, in the framework of the Customer Agreements that preceded the said agreements and that could harm the Company or the future operation thereof.

4.15.2.	Apart from the Tenants Lawsuit and as detailed in Appendix 4.15.2, the Seller (or the Company and the managers thereof) does not know of any intention on the part of the Company’s Customers to file an additional lawsuit or additional lawsuits against the Company or in connection with the operation thereof.

4.16.	General

4.16.1.	The Seller is aware of the fact that its declarations and representations in the Agreement constitute the basis for the Buyer’s entry into the Agreement and for the Consideration that the Buyer undertook to pay in this Agreement and the Seller declares that the declarations and representations in this Section 4 and in the Appendices thereto include every detail that is important to a reasonable investor purchasing the Sold Shares under this Agreement, and do not include any misleading detail (as the said term is defined in the Securities Law, 5718-1968 [sic] [translator’s note – the Hebrew year 5718 began on September 26, 1957 and ended on September 15, 1958] or incorrect detail and affirms that the representations will be correct and will be in effect on the Closing Date as well, subject to a list of changes that will be attached by the Seller on the Closing Date and will be attached to this Agreement as Appendix 4.16.1.

4.16.2.	All the Seller’s declarations and representations in this agreement are cumulative and the forgoing in one or more thereof shall not derogate from the generality of any other representation, declaration or undertaking.

5.	The Buyer’s Representations and Declarations

Each of the Individuals of the Buyer hereby declares, undertakes and affirms vis-à-vis the Seller that all the representations and undertakings hereunder are correct and complete (insofar as they are known to the said the Individuals of the Buyer, or to the Buyer, as applicable):

5.1.	The Phoenix is a company limited by shares registered in Israel in the books of the Registrar of Companies as a limited liability company whose number is 520017450.

5.2.	Golden is a company limited by shares registered in Israel in the books of the Registrar of Companies as a limited liability company whose number is 513991380.

5.3.	The Buyer has the complete authority to enter into this Agreement, and this Agreement is valid and binding on the Buyer under any law, subject to the approval by the Commissioner and the remaining Suspending Conditions.

5.4.	The Buyer has performed due diligence on the Members of the Group, including examinations that the Buyer found necessary to perform and subject to the correctness and integrity of all the Seller’s representations and the information that the Buyer received from the Seller, has found the Sold Shares, the Members of the Group and the operation thereof suitable for its needs.

5.5.	The Buyer is purchasing the Sold Shares in accordance with and on the basis of the examinations that it performed as stated in Section 5.4 above subject to the Seller’s representations, declarations and undertakings as stated in Section 4 above (the Seller’s representations, declarations and undertakings shall be referred to hereinafter as: “the Representations”) and subject to the correctness and integrity of the Representations and the fulfillment of all the Seller’s undertakings in this Agreement, in full and on time, and the Buyer will have no contentions and/or claims and/or demands from the Seller.

5.6.	Cancelled by agreement.

5.7.	All the certified organs of each of the Individuals of the Buyer have approved the Buyer’s contracting in this Agreement including all the Appendices thereto, and the fulfillment of all the Buyer’s undertakings under this Agreement and, apart from these authorizations and the fulfillment of the Suspending Conditions mentioned in Section 3.1 above, the Individuals of the Buyer have no need, including as per the articles of incorporation thereof and under any law, to obtain any additional authorizations whatsoever for the purpose of entering into this Agreement and the fulfillment of all its undertakings thereunder, apart from the Commissioner’s approval and the fulfillment of the remaining Suspending Conditions. The wording of the decisions by the certified organs of each of the Individuals of the Buyer is attached to this Agreement as Appendices 5.7A and 5.7B. Signed copies of the said decisions will be attached to this Agreement on the Closing Date.

5.8.	The signatures of the signatories of this Agreement on the Buyer’s behalf are binding on the Buyer, and this Agreement, including and all the terms thereof, are binding on the Buyer for all intents and purposes.

5.9.	Apart from Bank Hapoalim’s Authorization and the fulfillment of the remaining Suspending Conditions, there is no need for the consent and/or authorization of any third party whomsoever, including that of any government authority in Israel or abroad, for the Buyer’s entry into this Agreement and for the fulfillment of all the Buyer’s undertakings thereunder, in full and on time.

5.10.	The Buyer is aware of the existence of a cumulative debt in the sum of $1,317,841 (as at March 31, 2007) that the Company owes Ampal Israel, and that this debt, as it shall be on the Closing Date, will be paid by the Company to Ampal Israel on the occasion and on the Closing Date.

On the Closing Date the Buyer will provide the Company with monies that will enable the repayment of every debt detailed in this Section above, on the Closing Date. The provision of the monies by the Buyer will not affect the Consideration and the payment thereof and the payment of the Consideration under this Agreement does not constitute repayment of the aforementioned debt out of the Consideration, and it will be repaid as detailed above in this Section.

5.11.	The Buyer’s entry into this Agreement and the fulfillment of all the Buyer’s undertakings thereunder in no way contravene and do not constitute a breach of any law whatsoever that applies to the Buyer (subject to obtaining the Commissioner’s Approval and the fulfillment of the remaining Suspending Conditions) and/or of the documents of incorporation of the Buyer and/or of an administrative order and/or verdict and/or other decision that applies to the Buyer. The Buyer has not performed and does not know of any act that is liable to foil the fulfillment of this Agreement.

5.12.	Since the date of incorporation of the Individuals of the Buyer, they have been duly incorporated and there is no decision or dissolution order or winding-up order or receivership order or any similar order whatsoever, applicable to any thereof and, to the best of the Buyer’s knowledge, there is no reason and/or grounds that are liable to cause same.

5.13.	The Buyer is in possession of the financial capability required in order uphold its undertakings under this Agreement.

5.14.	All the Buyer’s declarations and representations in this agreement are cumulative and the forgoing in one or more thereof shall not derogate from the generality of any other representation, declaration or undertaking.

5.15.	The Buy is aware of the fact that its declarations and representations in the Agreement constitute the basis for the Seller’s entry into the Agreement and declares that the declarations and representations in this Section 5 and in the Appendices thereto do not include any misleading or incorrect detail.

6.	The transaction

Subject to the fulfillment of the Suspending Conditions detailed in this Agreement, the payment of the Consideration and the remaining terms and provisions detailed in this Agreement, the Buyer hereby undertakes to buy from the Seller (in equal parts among the Individuals of the Buyer) and the Seller hereby undertakes to sell and transfer to the Buyer (in equal parts among the Individuals of the Buyer) the Sold Shares and the Rights in the Capital Deed, Free and Clear.

7.	The Execution of the Agreement

7.1.	Each Party undertakes vis-à-vis the other Party to perform all the actions, to sign all the documents and to exercise all the voting rights and the powers of control of each Party, and to see that said rights and powers are exercised, in order to grant full effect to the terms of this Agreement and to carry out the provisions thereof on time.

7.2.	Immediately after the signing of this Agreement the Parties will contact Bank Hapoalim in order to obtain Bank Hapoalim’s Authorization. Should Bank Hapoalim’s Authorization not be obtained by the First Performance Date, the Seller will be permitted, at its exclusive and unreserved discretion, but subject to the Buyer’s consent (which shall not be withheld for unreasonable reasons) to act to replace the loans extended to the Company by Bank Hapoalim, including by means of obtaining other loans that fully or partially replace them from one of the other leading banks (or financial institutions), on terms that are no less favorable for the Company than those of the loan from Bank Hapoalim (“the Alternative Funding”), thereby obviating the need for obtaining Bank Hapoalim’s Authorization which, from that day forward, will no longer be considered a Suspending Condition for the implementation of the transaction that is the object of this Agreement.

8.	Management of the Members of the Group during the Period between the Date of Signing of the Agreement and the Closing Date

During the period between the date of signing of this Agreement and the Closing Date (and without prejudice to the remaining provisions of this Agreement pertaining to the said period):

8.1.	The Seller will inform the Buyer in writing and in advance of any draft motion at the General Meeting and/or the Board of Directors of any of the Members of the Group.

8.2.	The Seller will inform the Buyer in writing and in advance of any action and/or contractual arrangement and/or the provision of an undertaking by any the Members of the Group that is material and/or that is outside the normal course of business of any of the Members of the Group.

8.3.	The Members of the Group will not pass any resolutions and/or perform actions and/or enter into contractual arrangements as stated in Section 8.2 above, save for the purpose of fulfilling and/or exercising their undertakings and/or their rights under existing agreements.

8.4.	Without prejudice to the provisions of Section 8.3 above, the Members of the Group will not submit any document and will not commence or hold any proceeding (whether in a court of law or elsewhere) in the framework of the Tenants Lawsuit without the Buyer’s consent (and the Buyer will give its consent within no more than seven days or within a shorter timeframe, noting the circumstances of the matter and the dates allocated by the court and will not refuse to grant its consent to any proceeding that is necessary in order to protect the rights of the Members of the Group for unreasonable reasons). To remove all doubt it is hereby clarified that the aforesaid does not constitute the assumption of any liability whatsoever on the part of the Buyer for the proceedings of the Tenants Lawsuit before the Closing Date.

9.	Closing Actions

On the Closing Date the Parties will meet at the offices of M. Firon & Co, attorneys and notaries, at 16 Abba Hillel Street in Ramat Gan or at any other location to be agreed upon by the Parties, and will perform the following actions (with all the actions being considered integrated and performed simultaneously, and no action will be valid unless all the actions are was performed and completed together):

9.1.	The Parties will present the Commissioner’s Approval and Bank Hapoalim’s Authorization to each other (insofar as its status as a Suspending Condition as stated in Section 7.2 above has not been cancelled), as is required in Section 3.1 above, which will be attached to his Agreement as Appendices 9.1.A and 9.1B, respectively.

9.2.	The Seller will give the Buyer the following documents (and it is clarified that the documents detailed hereunder were made for the benefit of the Buyer, and the Buyer is permitted, according to its exclusive discretion, to waive in writing any of the documents detailed hereunder, in full or in part):

9.2.1.	An original copy of the decisions by the Seller’s authorized organs, in the wording of Appendix 4.7, confirming the contractual arrangement between the Parties in the Agreement and of Ampal 1998 and Ampal 1994, confirming the transfer of the Sold Shares and the endorsement of the Capital Deed from the Seller to the Buyer,

9.2.2.	Original share transfer deeds, signed by the Seller, for the transfer of half of the Sold Shares from the Seller to each of the Individuals of the Buyer, in the wording attached hereto as Appendices 9.2.2A and 9.2.2B, and an original copy, duly signed, of the Shareholders Registry of Ampal 1994 and Ampal 1998, whereby each of the Individuals of the Buyer is registered as the holder of half of the Sold Shares, in the wording attached hereto as Appendices 9.2.2C and 9.2.2D.

9.2.3.	Letters of resignation and written waivers of claims on the part of all the directors at the Members of the Group, including Ms Irit Iluz and Mr. Yoram Firon of the Board of Directors of Ampal 1994, Ms Irit Iluz and Mr. Yoram Firon of the Board of Directors of Ampal 1998, Ms Irit Iluz and Mr. Yoram Firon of the Board of Directors of Ampal1966, Messrs Jack Bijio, Amit Mantzour and Yoram Firon of the Company’s Board of Directors, Messrs Jack Bijio, Amit Mantzour and Yoram Firon of the Board of Directors of the General Partner – Hod Hasharon, and letters of resignation of Messrs Jack Bijio, Amit Mantzour and Yoram Firon of the General Partner – Ramat Hahayal, attached hereto as Appendices 9.2.3A to 9.2.3E.

9.2.4.	Duly signed notices to the Registrar of Companies in connection with the transfer of half of the Sold Shares from the Seller to each of the Individuals of the Buyer, in the wording attached hereto as Appendices 9.2.4A and 9.2.4B.

9.2.5.	The Seller will furnish the Buyer with a Deed of Endorsement of the Capital Deed from the Seller to the Buyer, in respect of the Capital Deed, such that the Buyer will be entitled to all the rights derived from the Capital Deed, including the right to repayment of the Capital Deed in accordance with the terms thereof, in the wording attached to this Agreement as Appendix 9.2.5, duly signed by the Seller.

9.2.6.	The Seller will either furnish the Buyer with Bank Hapoalim’s Authorization or furnish the Buyer with the Seller’s notification stating that the Seller has acted in accordance with the foregoing in Section 7.2 above (including full details of the Alternative Financing).

9.2.7.	The Seller will furnish the Buyer with the original authorization signed by the Seller defined in Appendix 4.16.1 with regard to the changes that have occurred, if and insofar as changes have occurred, in the Seller’s Representations in Section 4 above.

9.3.	The Buyer will give the Seller the following documents and will perform the following actions(and it is clarified that the documents detailed hereunder and the actions detailed hereunder are being performed for the benefit of the Seller, and the Seller is permitted, according to its exclusive discretion, to waive in writing any of the documents and/or actions detailed hereunder, in full or in part):

9.3.1.	Payment of the balance of the Consideration to the Seller, as defined in Section 10.3 hereunder.

9.3.2.	The Buyer will transfer to the Seller the entire sum of the debt as at the Closing Date as stated in Section 5.10 above, in order for the Company to be able to repay the entire said debt, as described in Section 5.10 above, once the said debt has been updated as at the Closing Date and the Company will repay the entire updated sum of the debt and will pay it to the Seller.

9.3.3.	Each of the Individuals of the Buyer will transfer to the Seller original copies of the authorized organs thereof, approving the entry into the Agreement by the Parties and the purchase of half of the Sold Shares from the Seller, which shall be attached to this Agreement as Appendices 5.7A and 5.7B.

10.	The Consideration

10.1.	In return for the Sold Shares and the endorsement of the Capital Deed, the Buyer will pay the Seller a sum in NIS equal to $29,300,000 (twenty nine million and three hundred thousand United States dollars) in accordance with the Dollar Rate that is known on the actual date of payment (hereinafter: “the Consideration”).

10.2.	On or around June 17, 2007, the Buyer transferred the sum of $1,000,000 (one million United States dollars) to the Seller as an advance on account of the Consideration (hereinafter: “the Advance”). Should the provisions of Section 3.2 above apply and should this Agreement not enter into effect as stated in the said Section, the Seller will return the sum of the Advance to the Buyer, as stated in Section 3.2 above.

10.3.	The balance of the Consideration, in the sum of $28,300,000 (twenty eight million three hundred thousand united states dollars) ((hereinafter: “the Balance of the Consideration”) will be paid to the Seller by the Buyer (in equal parts by each of the Individuals of the Buyer) by bank transfer to the Seller’s bank account at the main branch of Bank Hapoalim, branch number 600, whose particulars will be given to the Buyer by the Seller up to three business days before the Closing Date. The Parties will act jointly on the Closing Date in order to obtain confirmation of the performance of the transfer from the transferring bank (or banks) and from the receiving bank.

11.	Indemnification in respect of the Guarantees to the Company’s Customers

11.1.	Since the Seller and/or Ampal Israel and H.L. Management and/or the Israel Corporation have provided guarantees to the Company’s Customers, and since the Seller and/or Ampal Israel have undertaken to indemnify H.L. Management and/or the Israel Corporation in respect of the guarantees to the Company’s Customers that they provided, without prejudice to the Buyer’s undertakings vis-à-vis the Seller under this Agreement, the Buyer undertakes to indemnify and/or compensate the Seller and/or Ampal Israel for any sum that the Seller and/or Ampal Israel is ordered to pay, by a verdict whose implementation was not suspended, to H.L. Management and/or the Israel Corporation and/or to any of the Company’s Customers, in accordance with the Letters of Guarantee to the Company’s Customers. The Seller and/or Ampal Israel will be entitled to indemnification as stated provided they notified the Buyer in writing of the demand for indemnification from H.L. Management and/or the Israel Corporation and/or any of the Company’s Customers immediately upon receipt of the first demand of same, and have attached the letters of demand in accordance with the Guarantees, and all the relevant documents and information. The Seller and/or Ampal Israel will not pay the demand or claim or arrive at a settlement in connection thereto or transfer it to arbitration or mediation under Sections 79 (A) – (C) of the Courts Law, without obtaining the Buyer’s advance and written consent and without enabling the Buyer to represent them and defend itself in their name in any proceedings, including by granting a power of attorney in all matters related to the demand or claim as stated.

The wording of the Letters of Guarantees to the Company’s Customers and the list of Guarantees to the Company’s Customers is attached hereto as Appendices 11.1A and 11.1B to this Agreement.

11.2.	The Buyer agrees that in order to guarantee the Buyer’s undertaking in all matters related to the undertakings vis-à-vis H.L. Management and/or vis-à-vis the Israel Corporation as stated in Section 11.1 above, the lien in favor of H.L. Management will remain in effect, and this for as long as the Buyer and H.L. Management have not arrived at another agreement in writing, signed by the Parties, or as long as the undertakings for which H.L. Financing’s [sic] guarantees were given have not expired.

11.3.	The Buyer agrees that in order to guarantee the Buyer’s undertaking in all matters related to the undertakings vis-à-vis the Seller and/or vis-à-vis Ampal Israel as stated in Section 11.1 above, the lien in favor of Ampal Development will remain in effect, and this for as long as the Buyer and the Seller and/or Ampal Israel have not arrived at another agreement in writing, signed by the Parties, or as long as the undertakings for which the Seller’s and/or Ampal Israel’s guarantees were given have not expired.

12.	Special Provisions regarding the Tenants Lawsuit and regarding the Payment of the Capitalization Fee

12.1.	As of the Closing Date, the Buyer will assume the management of the Tenants’ Lawsuit by the Company, but not the management of the Countersuit. The Seller’s signature on this Agreement also constitutes the Seller’s irrevocable consent, as of the Closing Date and thereafter, to cease the management of the Countersuit, whether in the framework of a settlement agreement or otherwise, immediately upon receipt of the Buyer’s first demand to do so, for any reason and for no reason. Moreover, and even after the Closing Date, the Seller will continue to coordinate the entire proceeding in the framework of the Countersuit with the Buyer in accordance with its undertakings under Section 8.4 above. To remove all doubt it is hereby clarified that the aforesaid does not constitute the assumption of any liability whatsoever on the part of the Buyer for the management of the said Countersuit.

12.2.	The Seller will cooperate with the Company and the Buyer will ensure that the Company and the Partnership cooperate with the Seller, and all of them together will act to the best of their ability to do all that is reasonably necessary in order to reduce the sum of the Capitalization Fee (as this term is defined in Section 4.6.2 above) which will have to be paid in a final manner to the Israel Land Administration, including by continuing the proceedings described in Section 4.6.2 above (hereinafter: “the Final Sum of the Capitalization Fee”) as well as the fact that the one who will bear the Final Sum of the Capitalization Fee will be Uri and not the Partnership, and the foregoing in Appendix 12.2 to this Agreement will also apply.

13.	Indemnification and Liability for Representations

13.1.	Without prejudice to the provisions of Section 12.2, the Seller undertakes to indemnify the Buyer in respect of any payment, expense or damage, apart from indirect or consequential damage (jointly – “Damage”) that is incurred by the Buyer: [A] Should it become apparent that a representation that was given to the Buyer by the Seller in the framework of this Agreement is incorrect. [B] In consequence of any liability to pay that is created, or any payment that was made by the Company stemming from grounds, an act or an omission that took place on a date prior to the Closing Date, and which was not expressed in the Company’s Financial Statements or in respect whereof no allowance was made in the Financial Statements as stated, including and without prejudice to the generality of the aforesaid, in respect of income tax or VAT debts. However, it is clarified that in the matter the of income tax or VAT debts as stated, “damage” means only payments that the Company is ordered to pay to the relevant tax authorities, as per a peremptory ruling, in respect of the period up to December 31, 2006, and all also subject to the foregoing in the remaining subsections of this Section 13 hereunder (hereinafter: “the Indemnification of the Buyer”).

13.2.	It is hereby clarified and agreed by the Buyer that the Indemnification of the Buyer will be limited to a sum of damages equal to 100% of the sum of the Consideration stated in Section 10.1 above and will apply only to sums of direct damage in excess of direct damage in the sum of $1,500,000 (one million and five hundred thousand United States dollars) cumulatively and subject to the fact that the material inaccuracy of the relevant representation and the damage that was caused in respect whereof was discovered within 36 (thirty six) months from the date of signing of the Agreement.

13.3.	It is likewise clarified and agreed by the Buyer that the Buyer will not be permitted to make any contention and/or claim and/or demand vis-à-vis the Seller and/or any party acting on the Seller’s behalf, in respect of damage as stated after three months have passed from the date of discovery of the significant and material incorrectness of any of the Representations as stated.

13.4.	The Buyer declares and affirms that it will not be entitled to any compensation and/or indemnification from the directors at the Seller and/or from the directors on the Seller’s behalf who served on the Board of Directors and/or on the board of the Members of the Group, save in the case of criminal negligence, or God forbid, criminal acts.

13.5.	Should the demand for indemnification stem from a claim by a third party, the Buyer will be entitled to indemnification as stated, provided it notified the Seller in writing of the demand for indemnification immediately upon receipt of the first demand in connection with the claim, with the addition of the letters of demand an all the relevant documents and information. Should the Seller assume full and unconditional Indemnification of the Buyer (or, as applicable, of a one of the Members of the Group) as stated, by written notice to the Buyer, the Buyer and/or the Members of the Group will not pay the demand or the claim and will not reach a settlement in connection therewith or transfer it to arbitration or mediation as per Section 79 (A) – (C) of the Courts Law, without obtaining the Seller’s advance and written consent. Under such circumstances, the Buyer will enable the Seller to represent it and/or the Members of the Group, to defend itself in their name in any proceedings, including by granting a power of attorney in all matters related to the demand or claim as stated.

13.6.	Additionally, in cases where the damage that was incurred by one of the Members of the Group is insured (and, in this matter, the Buyer agrees to maintain insurance policies at the Activity Companies in a scope and on terms according to its discretion), the Buyer will notify the insurance companies of the damage and, if possible, will fulfill the demands by virtue of the policies for the activation of the insurance. The sums that are received from the insurance policies, after deduction of all the sums that are necessary in order to maintain the insurance policies in the condition thereof prior to the demand (including a discount due to an absence of claims) will be deducted from the sum of the indemnification that the Seller must pay the Buyer as per this Section.

14.	Taxes and Expenses

14.1.	Each of the Parties will bear all the tax payments applicable thereto in respect of the deal that is the object of this Agreement and/or in connection therewith.

14.2.	Each Party exclusively will bear its expenses in connection with this Agreement and all matters stemming therefrom, including and without prejudice to the generality of the foregoing, the payment of attorneys’ fees and consultants’ fees.

15.	Confidentiality

15.1.	Until the Determining Date, and save as is required by law (including the application to the Commissioner), the Parties will maintain confidentiality with regard to this Agreement and the terms thereof.

15.2.	Without prejudice to the generality of the foregoing in Section 15.1 above , it is agreed that a press release with regard to the drawing up of the Agreement and publication, up to the Closing Date and/or in connection with the closing of the deal that is the object of this Agreement, among the Residents of the Facilities in Rishon Lezion and Hod Hasharon, with regard to the drawing up of the Agreement and/or in connection with the negotiations for the drawing up thereof, will be made amid advance and written coordination between the Parties, and all apart from the notice that the Seller and/or any of the companies affiliated thereto, including Ampal American Israel Corporation is required to give according to US law, and which will be worded thereby according to their discretion.

16.	Miscellaneous

16.1.	No conduct on the part of either of the Parties shall be deemed a waiver of any of the rights thereof under this Agreement or under any law, or as a waiver, or as consent on the part thereof to any breach whatsoever or the non-fulfillment of any term whatsoever, unless the waiver, consent, postponement, change, cancellation or addendum was made expressly and in writing and signed by the said Party.

16.2.	In the relations between the Parties to this Agreement and the Substitutes thereof, the provisions of this Agreement shall take precedence over the provisions of any conditional law.

16.3.	No changes or amendments in this Agreement shall be valid unless they were made in a written document signed by all the Parties to this Agreement.

16.4.	This Agreement, upon the signing thereof, contains all the accords and/or understandings between the Parties in connection with the topics mentioned therein, unless otherwise stated in this Agreement, and it cancels all the documents that were exchanged between the Parties prior to the signing thereof.

16.5.	The Parties to this Agreement participated together in the negotiations and in wording this Agreement. In the event of a lack of clarity or a question with regard to the meaning or interpretation of any given section, this Agreement will be interpreted as having been worded by all the Parties and no conclusion will be drawn or burden of proof imposed for or against any Party whatsoever by virtue of the fact that a given provision of the Agreement was worded by that Party.

16.6.	This Agreement and any matter related to this Agreement and stemming therefrom, including, without prejudice to the generality of the aforesaid, the interpretation and/or execution and/or breach and/or validity and/or legality and/or annulment thereof, will be governed solely, exclusively and absolutely by the laws of the State of Israel.

16.7.	The Parties have selected the competent Tel Aviv District Court in the exclusive and sole jurisdiction between them for any matter involving and related to this Contract [sic], the execution thereof, the interpretation thereof etc.

16.8.	This Agreement may be signed by any given Party by facsimile and such a signature will be binding for all intents and purposes.

17.	Addresses and notices

17.1.	The addresses of the Parties to this Agreement are as specified in the Preamble thereto.

17.2.	Any notice sent by registered mail to the address of one of the Parties in the Preamble (or any other address announced by the Party in writing to the other Party) shall be deemed to have reached the addressee within 72 hours from the time it was sent and, if delivered by hand, at the time of delivery thereof. Any notice sent by facsimile shall be deemed to have reached its destination within one business day from the time of transmission thereof. Notice to the Buyer will be sent with a copy to Ehud Arad, Attorney at Law, from the Yossi Avraham, Arad & Co law office, 3 Daniel Frish Street, Tel Aviv (fax: 03-6963801) and notices to the Seller will be sent with a copy to Raphael Melman, Attorney at Law, from the Firon & Co law office, 16 Abba Hillel Silver Street, Ramat Gan (fax: 03 – 7540011).

And in witness whereof the Parties have signed these presents

The Seller:	The Buyer:

/s/ Irit Eluz /s/ Yoram Firon —————————————— Ampal Industries Inc	/s/ Yaheli Shefi /s/ Daniel Vaknin —————————————— The Phoenix Investment and Finance Company Ltd	/s/ Yitzhak Meyuhas /s/ Sharon Bar —————————————— Golden Meybar (2007) Ltd

I, the undersigned, Raphael Melman, Adv, of 16 Abba Hillel Silver Street, Ramat Gan, hereby confirm that the aforementioned Agreement was duly signed by Ampal Industries Inc (“the Seller”) by means of Ms Irit Eluz and Mr. Yoram Firon, who were authorized to sign the aforementioned Agreement in the name of the Seller, in accordance with the Seller’s Articles of Incorporation.

/s/ Raphael Melman —————————————— Raphael Melman, Adv.

I, the undersigned, Michal Noy, Adv, of 53 Derech Hashalom st., Givatayim, hereby confirm that the aforementioned Agreement was duly signed by Phoenix Holdings Ltd(“the Phoenix”) by means of Yaheli Shefi and Daniel Vaknin, who were authorized to sign the aforementioned Agreement in the name of the Phoenix, in accordance with the Phoenix’s Articles of Incorporation.

/s/ Michal Noy —————————————— Michal Noy (Ginusar), Adv

I,the undersigned, Yael Dayan, Adv, of 38, Hamasger st., Tel Aviv, hereby confirm that the aforementioned Agreement was duly signed by Golden Meybar 2007 Ltd (“Golden”) by means of Yitzhak Meyuhas and Sharon Bar, who were authorized to sign the aforementioned Agreement in the name of Golden, in accordance with Golden’s Articles of Incorporation.

/s/ Yael Dayan —————————————— Yael Dayan, Adv